Exhibit10.3

CALIFORNIA REPUBLIC BANK,

as Seller

and

CALIFORNIA REPUBLIC FUNDING, LLC,

as Purchaser

RECEIVABLES PURCHASE

AGREEMENT

Dated as of March 1, 2016

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS
Section 1.01. Capitalized Terms; Rules of Usage	1

ARTICLE TWO
PURCHASE AND SALE OF RECEIVABLES

Section 2.01. Purchase and Sale of Receivables	2
Section 2.02. Receivables Purchase Price	2
Section 2.03. Costs and Expenses	3

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Purchaser	4
Section 3.02. Representations and Warranties of the Seller	5
Section 3.03. Representations and Warranties as to the Receivables	7
Section 3.04. Seller’s Repurchase of Receivables for Breach of Representations	12
Section 3.05. Representations and Warranties as to Security Interests	13

ARTICLE FOUR

SELLER’S COMPLIANCE WITH THE FDIC RULE

Section 4.01. Purpose	15
Section 4.02. Requirements of FDIC Rule	15
Section 4.03. Effect of Section 941 Rules	17
Section 4.04. Actions Upon Repudiation	18
Section 4.05. Notice	18
Section 4.06. Reservation of Rights	18

ARTICLE FIVE

COVENANTS OF SELLER

Section 5.01. Protection of Title to Conveyed Assets	19
Section 5.02. Other Liens or Interests	20
Section 5.03. Indemnification	21

ii

RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of March 1, 2016, between CALIFORNIA REPUBLIC BANK, a California corporation (the “Seller”), and CALIFORNIA REPUBLIC FUNDING, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, in the regular course of its business, the Seller purchases from motor vehicle dealers motor vehicle retail installment sale contracts and motor vehicle loans secured by automobiles, sport utility vehicles, light duty trucks or similar motor vehicles;

WHEREAS, the Purchaser desires to purchase from the Seller certain such motor vehicle retail installment sale contracts and motor vehicle loans (the “Receivables”);

WHEREAS, the Seller is willing to sell the Receivables to the Purchaser;

WHEREAS, the Seller is selling the Receivables to the Purchaser, the Purchaser is buying the Receivables for the purpose of selling them to California Republic Auto Receivables Trust 2016-1, which will in turn issue notes and certificates backed by the cash flow from those Receivables in a transaction contemplated by the parties to this Agreement and the other Basic Documents (as defined below) to be a “securitization” as that term is defined in 12 CFR §360.6 (the “FDIC Rule”); and

WHEREAS, the parties hereto wish to set forth the terms pursuant to which the Receivables are to be sold by the Seller to the Purchaser.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized Terms; Rules of Usage. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A of the Sale and Servicing Agreement, dated as of March 1, 2016, among California Republic Auto Receivables Trust 2016-1, California Republic Funding, LLC, California Republic Bank and U.S. Bank National Association, which Appendix is hereby incorporated into and made a part of this Agreement. Appendix A also contains rules as to usage applicable to this Agreement.

ARTICLE TWO

PURCHASE AND SALE OF RECEIVABLES

Section 2.01. Purchase and Sale of Receivables. Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title and interest in and to the Conveyed Assets.

The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

It is the intention of the parties hereto that, other than for federal, State and local income, single business or franchise tax purposes, the transfer and assignment of the Conveyed Assets on the Closing Date constitutes an absolute sale (and not a pledge to secure debt or other obligations of the Seller) of the Conveyed Assets such that (i) the Conveyed Assets shall not be included in the bankruptcy estate of the Seller pursuant to 11 U.S.C. § 541, (ii) the FDIC shall not, by exercise of its authority to disaffirm or repudiate contracts under Section 13(e) of the Federal Deposit Insurance Act, reclaim, recover or recharacterize as property of the Seller any Conveyed Assets transferred by the Seller to the Purchaser or disregard the separateness of the Purchaser or the Issuer from the Seller, and (iii) the transfer of Conveyed Assets pursuant to this Agreement shall comply with the requirements of 12 C.F.R. Section 360.6. If, notwithstanding the intention of the Seller and the Purchaser, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale (a “Recharacterization”), the Seller hereby grants, and the parties intend that the Seller shall have granted to the Purchaser, a first priority perfected security interest in all of Seller’s right, title and interest in all of the Conveyed Assets and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under Applicable Law and the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions. In the case of any Recharacterization, each of the Seller and the Purchaser represents and warrants as to itself that each remittance of collections by the Seller to the Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.

Effective as of the Closing Date, the Seller shall retain possession of the Receivable Files in its capacity as Custodian.

Section 2.02. Receivables Purchase Price. On the Closing Date, in consideration for the Conveyed Assets, the Purchaser shall pay to the Seller (i) the Receivables Purchase Price, which is equal to $439,952,350.38 from the sale of the Notes to the Underwriters pursuant to the Underwriting Agreement and the Certificates to the Certificate Purchasers pursuant to the Certificate Purchase Agreements less (ii) the organizational, startup and transactional expenses of the Issuer, equal to $750,000.00, and the Reserve Account Initial Deposit of $1,100,000.

Section 2.03. Costs and Expenses.

(a) The Seller will pay all expenses incident to the performance of its obligations under this Agreement and all expenses in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Conveyed Assets and the Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement.

(b) In connection with the purchase of the Receivables hereunder, and the issuance and sale of the Securities, the Seller shall pay (or shall reimburse the Underwriters and the Placement Agent or any other Person to the extent that the Underwriters or the Placement Agent or such other Person shall pay), to the extent any of the following amounts are not paid by the Purchaser, including: (i) expenses incident to the preparing, printing, reproducing and distributing of the Prospectus and the Offering Memorandum, (ii) the fees and expenses of qualifying the Notes and Certificates under the securities laws of the several jurisdictions and of preparing, printing and distributing any blue sky survey (including related fees and expenses of counsel to the Underwriters and the Placement Agent), (iii) any fees charged by the Rating Agencies in connection with rating the Notes, (iv) the fees of DTC in connection with the book-entry registration of the Securities, (v) the fees and disbursements of the Trustees and their respective counsels, (vi) the fees and disbursements of the accountants to CRB and the Depositor and (vii) the fees and disbursements of the Underwriters and Placement Agent and, as previously agreed upon, their counsel.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties upon which the Seller may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser, the sale thereof by the Purchaser to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee.

(a) Organization and Good Standing. It has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Due Qualification. It is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in California and all jurisdictions where the failure to do so would materially and adversely affect (i) its ability to acquire the Conveyed Assets and to transfer the Conveyed Assets to the Issuer pursuant to the Sale and Servicing Agreement, (ii) the validity or enforceability of the Conveyed Assets or (iii) its ability to perform its obligations under this Agreement.

(c) Power and Authority. It has full power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby.

(e) Binding Obligation. This Agreement has been duly executed and delivered by it and this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f) No Violation. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach of the material terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien under any of its material properties pursuant to the terms of (i) its certificate of formation or operating agreement, (ii) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its properties are subject or (iii) any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it.

(g) No Proceedings. There are no proceedings or investigations pending, or, to its knowledge, threatened, before any Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(h) Chief Executive Office. Its chief executive office is 18400 Von Karman, Suite 1100, Irvine, California 92612.

Section 3.02. Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties upon which the Purchaser may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser, the sale thereof by the Purchaser to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee.

(a) Organization and Good Standing. It has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California authorized to engage in the business of banking, has the corporate power and authority to execute and legal right to own its properties and conduct its business of originating Receivables as such properties are at present owned and such business is at present conducted and had at all relevant times, and has, power, authority and legal right to acquire, own, service and sell the Conveyed Assets pursuant to the terms of this Agreement.

(b) Due Qualification. It is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and in which the failure to do so would materially and adversely affect (i) its performance of its obligations under this Agreement or (ii) the validity or enforceability of this Agreement or the Conveyed Assets.

(c) Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement, to carry out its terms and to sell and assign the Conveyed Assets; and the execution, delivery and performance of this Agreement has been duly authorized by it by all necessary action.

(d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements or as otherwise has been made or obtained.

(e) Valid Sale; Binding Obligation. It intends this Agreement to effect a valid sale, transfer and assignment of the Receivables and the other Conveyed Assets conveyed by it to the Purchaser hereunder, enforceable against creditors of and purchasers from it; and this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f) No Violation. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) its articles of incorporation or bylaws, (ii) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or (iii) any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it.

(g) No Proceedings. There are no proceedings or investigations pending, or, to its knowledge, threatened, before any Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(h) Compliance With Requirements of Law. It shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Applicable Law and will comply in all material respects with all other Applicable Laws in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on its performance of its obligations under this Agreement.

(i) True Sale. The Receivables are being transferred with the intention of removing them from its estate pursuant to the FDIC Rule and, to the extent applicable, Section 541 of the Bankruptcy Code.

(j) Chief Executive Office . Its chief executive office is 18400 Von Karman, Suite 1100, Irvine, California 92612.

(k) Official Record. This Agreement and all other documents related hereto to which it is a party have been approved by its board of directors, which approval is reflected in the minutes or unanimous written consent of such board, and shall continuously from time to time of each such document’s execution, be maintained as its official record.

Section 3.03. Representations and Warranties as to the Receivables. The Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to the Purchaser hereunder on which the Purchaser shall rely in acquiring the Receivables. Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to the Purchaser hereunder, the sale thereof to the Issuer under the Sale and Servicing Agreement, and the pledge thereof to the Indenture Trustee pursuant to the Indenture. Such representations and warranties are made as of the date of execution and delivery of this Agreement and the Closing Date, unless otherwise noted below.

(a) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller’s estate in the event of a FDIC conservatorship or receivership of the Seller, or, to the extent applicable, the filing of a bankruptcy petition by or against the Seller under any Insolvency Law, whether the Seller treats the transfer as a secured financing or as a sale for accounting purposes. No Receivable (including the right to receive payments thereunder) has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner of and had good and marketable title to the Receivables free and clear of any Lien and had full right and power to transfer and assign the Receivables to the Purchaser and immediately upon the transfer and assignment of the Receivables to the Purchaser, the Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien and the Purchaser’s interest in the Receivables resulting from the transfer will be as of the Closing Date perfected under the UCC.

(b) No Assignment. As of the Closing Date, the Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the insurance policies relating to the Financed Vehicles or Dealer Agreements, or payments due under the Receivables.

(c) Past Due. As of the Cutoff Date, no Receivable was more than 30 days past due.

(d) Characteristics of Receivables. Each Receivable

(i) was originated by a Dealer in the ordinary course of such Dealer’s business and such Dealer had all necessary licenses and permits to originate Receivables in the State where it was located;

(ii) was duly and properly executed by the parties thereto, was purchased by the Seller from a Dealer under a Dealer Agreement pursuant to which the Seller acquires Receivables in the ordinary course of business and was validly assigned by such Dealer to the Seller;

(iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security;

(iv) is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

(v) is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable;

(vi) is a fixed rate, simple interest loan;

(vii) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the Receivable; and

(viii) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File related thereto.

(e) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date;

(i) each Receivable has an APR of not less than 0.001% and not more than 24.00%;

(ii) each Receivable had an original term to maturity of not less than 12 months and not more than 75 months;

(iii) each Receivable has a remaining term to maturity, as of the Cutoff Date, of not less than 11 months and not more than 75 months;

(iv) each Receivable has a Cutoff Date Principal Balance of not less than $1,000 and no more than $95,000;

(v) no Obligor as to any Receivable had a non-zero FICO® score of less than 500; and

(vi) as of the Cutoff Date, no Receivable had a scheduled maturity date later than June 13, 2022.

(f) No Fraud or Misrepresentation. Each Receivable was originated by the related Dealer and sold by the Dealer to the Seller without any fraud or misrepresentation on the part of such Dealer.

(g) Compliance With Law. All requirements of applicable federal, State and (to the best knowledge of the Seller) local laws and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulation “M,” the Consumer Financial Protection Bureau’s Regulations “B” and “Z” applicable to consumer auto finance transactions, State unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

(h) Origination. Each Receivable was originated in the United States to an Obligor who is a natural person and who is not an Affiliate of any party to any of the Basic Documents.

(i) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Receivable had full legal capacity to exercise and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

(j) No Government Obligor. No Obligor is the United States or any State or any agency, department, subdivision or instrumentality thereof.

(k) Obligor Bankruptcy. No Receivable is identified in the records of the Servicer as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date

(l) Receivable Schedule. The information regarding the Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

(m) Marking Records. By the Closing Date, the Seller will have caused the portions of the electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been transferred to the Purchaser or as otherwise required by the Purchaser.

(n) Adverse Selection. No selection procedures believed by the Seller to be adverse to the Purchaser or the Noteholders were utilized in selecting the Receivables from those motor vehicle receivables owned by the Seller eligible for transfer to the Purchaser pursuant to this Agreement.

(o) Obligations. The Seller has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Receivable, and delivery of the related Financed Vehicle to the Obligor has occurred.

(p) Chattel Paper. As of the Cutoff Date, (i) the Receivables constitute either “electronic chattel paper” or “tangible chattel paper” as such terms are defined in the relevant UCC, (ii) no more than 10% of the Pool Balance is represented by Receivables constituting “electronic chattel paper” and (iii) at least 90% of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

(q) One Original. There is only one original executed copy of each Receivable.

(r) Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains each of the documents referred to in the definition of such term in Appendix A of the Sale and Servicing Agreement. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The Receivable File for each Receivable currently is in the possession of the Custodian.

(s) Receivables in Force. As of the Cutoff Date, no Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part; no provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no Receivable has been modified as a result of application of the Servicemembers Civil Relief Act or the California Military Families Financial Relief Act.

(t) Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or to be entered into by the Purchaser.

(u) Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any insurance policy.

(v) Security Interest in Financed Vehicle. The Seller has a first priority perfected security interest in all of the Financed Vehicles securing the Receivables, which security interest is assignable together with such Receivables and has been so assigned to the Purchaser. There are no Liens affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

(w) Notations of Security Interest in Financed Vehicle. With respect to each Receivable, (i) if the related Financed Vehicle is located in a State in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will be received within 180 days of the date of origination of such Receivable and will show the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle and (ii) if the related Financed Vehicle is located in a State in which the filing of a financing statement under the UCC is required or permitted to perfect such security interest, such filings have been duly made and show the Seller named as the secured party. With respect to each Receivable for which the title document has not yet been returned from the applicable registrar of titles, the Seller has (i) received written evidence from the related Dealer that such title document showing the Seller as first lienholder has been applied for or (ii) applied for such title document showing the Seller as first lienholder.

(x) All Filings Made. All filings (including UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed.

(y) No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Purchaser in any Receivable or the proceeds thereof.

(z) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

(aa) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

(bb) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than a current payment delinquency of not more than 30 days as of the Cutoff Date) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. No funds have been advanced by the Seller or any Dealer or any Person acting on the behalf of the Seller or any Dealer for the purpose of enabling any Obligor to qualify under the preceding sentence.

(cc) Insurance. Each Receivable requires the related Obligor to maintain a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (A) its maximum insurable value or (B) the Principal Balance due from the Obligor under the related Receivable, (ii) naming the Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Seller and its successors and assigns as additional insured parties and each Receivable permits, but does not require, the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Receivable was subject to force-placed insurance as of the Cutoff Date;

(dd) Paid Ahead. As of the Cutoff Date, any amounts paid ahead on the Receivables have been applied to the Principal Balance of the Receivables, as reflected in the Schedule of Receivables.

(ee) Interest Payable. With respect to each Receivable, interest will be charged and payable on the Principal Balance of the Receivable since the date of the last payment on the Receivable (and in all cases will be charged since the Cutoff Date).

(ff) Underwriting Guidelines. Each Receivable has been originated in accordance with the Seller’s underwriting guidelines.

(gg) Bulk Transfer Laws. The transfer, assignment and conveyance of the Receivables and the related Receivable Files from the Seller to the Purchaser are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(hh) Geographic. No Receivable was originated by a Dealer located in any State other than California, Arizona, Texas, Nevada, Kansas, Missouri, Illinois, Oklahoma or Washington.

Section 3.04. Seller’s Repurchase of Receivables for Breach of Representations.

(a) Investigation of Breach. If a Responsible Officer of the Seller (i) has knowledge of a breach of a representation or warranty made in Section 3.03, (ii) receives notice from the Purchaser, the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.03, (iii) receives a Repurchase Request from the Owner Trustee, a Note Owner, a Noteholder or the Indenture Trustee for a Review Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, then, in each case, the Seller will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the Receivable. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred, whether any such breach has a material adverse effect on the related Receivable, or whether any Receivable is required to be repurchased under this Section.

(b) Repurchase of Receivables; Payment of Purchase Price. The Seller may, and if the breach has a material adverse effect on the Receivable will, repurchase the Receivable described in Section 3.04(a) by paying the Purchase Price on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Seller has knowledge or was notified of and confirmed the breach or, at the Seller’s option, on the following Payment Date, unless the breach is cured in all material respects before that Payment Date.

(c) Sale and Assignment of Repurchased Receivable. When the Seller’s payment of the Purchase Price for a Receivable is included in Available Collections for a Payment Date, the Purchaser will be deemed to have sold and assigned to the Seller, effective as of the last day of the Collection Period before the related Collection Period, all of the Purchaser’s right, title and interest in the Receivable and all security and documents relating to the Receivable. The sale will not require any action by the Purchaser and will be without recourse, representation or warranty by the Purchaser except the representation that the Purchaser owns the Receivable free and clear of any Lien, other than Permitted Liens. After the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Purchased Receivable, free from any Lien of the Purchaser, the Issuer or the Indenture Trustee.

(d) Repurchase Sole Remedy. The sole remedy for a breach of the Seller’s representations and warranties made in Section 3.03 is to require the Seller to repurchase the Receivable under this Section. The Purchaser will enforce the Seller’s repurchase obligation under this Section.

(e) Dispute Resolution. The Seller agrees to be bound by the dispute resolution terms in Section 3.04 of the Sale and Servicing Agreement as if they were part of this Agreement.

Section 3.05. Representations and Warranties as to Security Interests. The Seller represents and warrants to the Purchaser, with respect to the Receivables, as of the Closing Date:

(a) Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

(b) Perfection. The Seller has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles.

(c) Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” under the applicable UCC; as of the Cutoff Date, no more than 10% of the Pool Balance is represented by Receivables constituting “electronic chattel paper,” and at least 90% of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

(d) Title. The Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e) Acknowledgment. The Seller has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sale contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(f) No Other Grants. Other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

(g) Notations. None of the installment sale contracts that constitute or evidence the Receivables have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed by the Seller to any Person other than the Purchaser.

So long as Standard & Poor’s is a Rating Agency, the representations and warranties set forth in this Section may not be waived. The representations and warranties set forth in this Section will survive the termination of this Agreement until the Indenture has been discharged.

ARTICLE FOUR

SELLER’S COMPLIANCE WITH THE FDIC RULE

Section 4.01. Purpose.

(a) Each of the Seller and the Purchaser acknowledges and agrees that the Receivables sold and transferred to the Purchaser by the Seller pursuant to this Agreement will be concurrently sold and transferred to the Issuer and the Issuer will concurrently issue Notes backed by the cash flow from the Receivables subject to the Indenture in a transaction intended to be a securitization as that term is defined in the FDIC Rule. The Seller and the Purchaser desire that the Receivables not be subject to reclamation, recovery or recharacterization as assets of the Seller or the conservatorship or receivership estate upon the institution of a conservatorship or receivership by the FDIC. The provisions of this Article are intended to ensure compliance by the Seller of the FDIC Rule.

(b) As used in this Article, but subject to the rules of interpretation specified in Section 1.02, references to (i) the “sponsor” shall mean California Republic Bank, (ii) the “issuing entity” shall mean, collectively, the Purchaser in its capacity as the Depositor, and the Issuer, (iii) the “servicer” shall mean the Servicer or the Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall mean the Notes and (v) “financial assets” and “securitized financial assets” shall mean the Receivables.

(c) The purpose of this Article is to facilitate compliance by the sponsor with the provisions of the FDIC Rule. The Seller, as sponsor, and the Purchaser, as an issuing entity, acknowledge that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise, and agree that the provisions set forth in this Article shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

(d) If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Purchaser is advised by the Issuer or the Indenture Trustee that either have determined that an amendment to this Article is necessary or desirable, then the Seller agrees that it will cause this Agreement to be amended in accordance with such FDIC Rule amendment or guidance; provided that the Purchaser or the Issuer delivers to the Indenture Trustee an Officer’s Certificate to the effect that (i) such amendment will not have a material adverse effect on the Noteholders or (ii) such amendment is required to remain in compliance with the FDIC Rule.

Section 4.02. Requirements of FDIC Rule. As required by the FDIC Rule:

(a) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the issuing entity and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(b) The sponsor, issuing entity and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided, however, that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed; the Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(c) Prior to the effective date of regulations required under Section 15G of the Exchange Act, 15 U.S.C. 78a, et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such regulations, the “Section 941 Rules” and such date, the “Section 941 Effective Date”), the sponsor shall retain an economic interest in a material portion, defined as not less than 5%, of the credit risk of the financial assets. This retained interest may be either in the form of an interest of not less than 5% in each of the credit tranches sold or transferred to the investors or in a representative sample of the securitized financial assets equal to not less than 5% of the principal amount of the financial assets at transfer. This retained interest may not be sold or pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the securitization.

(d) The obligations shall not be predominantly sold to an Affiliate of the sponsor (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e) The sponsor shall separately identify in its financial asset data bases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents in a readily accessible form, a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuing entity. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.

(f) To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two business days, necessary to clear any payments received.

Section 4.03. Effect of Section 941 Rules. Section 4.02(c) shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other Applicable Law. Accordingly, upon the Section 941 Effective Date and thereafter, the sponsor shall be entitled to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention shall be in compliance with then Applicable Law. Within a reasonable time after the sponsor has so adjusted the amount or terms of the credit risk it retains, the sponsor shall give notice thereof to the Indenture Trustee and the Noteholders, and each of the Seller and the Purchaser, are authorized and entitled to amend Section 4.02(c), in accordance with and to the extent the Issuer, or the Servicer on its behalf, determines necessary or appropriate, to reflect the requirements of the Section 941 Rules.

Section 4.04. Actions Upon Repudiation. In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Seller exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Servicer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee. The Servicer shall, thereafter, comply with the directions of the Indenture Trustee pertaining to such damages and the distribution of such damages.

Section 4.05. Notice.

(a) In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Purchaser, the Seller, and the Indenture Trustee.

(b) If the FDIC (i) is appointed as a conservator or receiver of the Seller and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Basic Documents, delivery of written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Basic Documents shall be taken by the Indenture Trustee pursuant to the Indenture.

Section 4.06. Reservation of Rights. Neither the inclusion of this Article in this Agreement nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, upon the occurrence of an Insolvency Event with respect to the Seller, a receiver or conservator will have any rights with respect to the Collateral.

ARTICLE FIVE

COVENANTS OF SELLER

Section 5.01. Protection of Title to Conveyed Assets. The Seller covenants and agrees with the Purchaser as follows:

(a) The Seller shall authorize and file such UCC financing statements and cause to be authorized and filed such UCC continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Purchaser and the Trustees in the Receivables and the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or the Indenture Trustee may do so, at the expense of the Seller. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser or the Indenture Trustee to file a record or records (as defined in the applicable UCC), including financing statements, in all jurisdictions and with all filing offices as each may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to this Agreement. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein.

(b) The Seller hereby authorizes the Purchaser, or the Issuer, to the extent the Seller has not done so upon request, to execute and file in the Seller’s name any document required by Applicable Law to change the lien holder of record as to any Financed Vehicle to the Issuer if the Purchaser, or the Issuer determine such change is necessary to maintain the perfected security interest of the Issuer in that Financed Vehicle.

(c) The Seller shall not change its name, identity or corporate structure or jurisdiction of organization in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 5.01(a) seriously misleading within the meaning of the UCC, unless it shall have given the Purchaser and the Trustees at least 60 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(d) The Seller shall give the Purchaser and the Trustees at least 60 days’ prior written notice of any relocation of its principal executive office or change in its jurisdiction or organization, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

(e) The Seller shall maintain its computer systems relating to installment loan recordkeeping so that, from and after the time of sale under this Agreement of its Receivables, the Seller’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser, the Issuer and the Indenture Trustee in such Receivable and that such Receivable has been sold to the Purchaser, sold by the Purchaser to the Issuer, is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the interest in a Receivable of the Purchaser and the Indenture Trustee shall be deleted from or modified on Seller’s computer systems when, and only when, the related Receivable shall have been paid in full, repurchased by the Seller or purchased by the Servicer.

(f) If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to the Purchaser, sold by the Purchaser to the Issuer and pledged to the Indenture Trustee.

(g) The Seller shall, upon receipt of reasonable prior notice, permit the Purchaser, the Trustees and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Seller’s records regarding any Receivable.

(h) Upon request at any time, if the Purchaser or either Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement, the Seller shall furnish to the Purchaser or such Trustee, as the case may be, within 30 Business Days, a list of all Receivables (by contract number and name of Obligor) conveyed to the Purchaser hereunder and then owned by the Issuer, and pledged to Indenture Trustee, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Monthly Certificates furnished before such request indicating removal of Receivables from the Issuer.

(i) The Seller covenants and agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement all payments received by or on behalf of the Seller in respect of the Receivables as soon as practicable, but in no event later than two Business Days after receipt thereof.

Section 5.02. Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Conveyed Assets or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser and the Issuer in and to the Conveyed Assets against all claims of third parties claiming through or under the Seller.

Section 5.03. Indemnification.

(a) The Seller shall defend, indemnify and hold harmless the Purchaser, the Issuer, the Trustees, the Backup Servicer, if any, the Custodian, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from (i) any breach of any of the Seller’s representations and warranties contained herein, (ii) any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement, or (iii) the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with Applicable Law.

(b) Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive payment of the Notes and the Certificates. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 6.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 6.02. Seller’s Assignment of Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

Section 6.03. Subsequent Transfer to the Issuer and Indenture Trustee.

(a) The Seller acknowledges that:

(i) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Issuer and assign its rights under this Agreement to the Issuer for the benefit of the Securityholders, and the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 3.04 are intended to benefit the Issuer and the Securityholders; and

(ii) the Issuer will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 3.04, are intended to benefit the Indenture Trustee and the Noteholders.

(b) The Seller hereby consents to (i) the sale and assignment in Section 6.03(a)(i) and (ii) the pledge in Section 6.03(a)(ii).

Section 6.04. Amendment.

(a) This Agreement may be amended by the Seller and the Purchaser, without the consent of any Securityholder or any other Person, (i) to amend, following the Section 941 Effective Date, Sections 4.02(c) or 4.03 as contemplated by such Sections, (ii) to make amendments as contemplated by Section 4.01(d), (iii) to cure any ambiguity or defect, (iv) to correct or supplement any provisions in this Agreement or (v) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, that such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder. Any such amendment shall not be deemed to materially adversely affect the interests of any Securityholder if (i) the Person requesting such amendment obtains and delivers to the Trustees an Opinion of Counsel or an Officer’s Certificate to that effect or (ii) the Rating Condition is satisfied.

(b) This Agreement may also be amended from time to time by the Seller and the Purchaser, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than not less than 51% of the Note Balance of the Controlling Class of Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders or (ii) reduce the aforesaid percentage of the Note Balance of the Controlling Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Outstanding Notes affected thereby.

(c) Prior to the execution of any amendment to this Agreement, the Purchaser shall provide each Rating Agency with written notice of the substance of such amendment. Promptly after the execution of any such amendment, the Purchaser shall furnish written notification of the substance of such amendment to each Rating Agency and the Trustees.

Section 6.05. Waivers. No failure or delay on the part of the Purchaser or the Issuer or the Indenture Trustee, as the assignee, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.06. Notices. All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, email, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon the earlier of the receipt at the address set forth in Exhibit A or at such other address as may be designated by it by notice to the other party, or the third Business Day after the date of sending.

Section 6.07. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents.

Section 6.08. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement or of the Receivables or the rights of the holders thereof.

Section 6.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.11. Third-Party Beneficiaries. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as provided in this Agreement. Any request, notice, direction, consent, waiver or other instrument or action by a party to this Agreement will bind the successors and assigns of such party. Each of the Issuer and Indenture Trustee is an intended third-party beneficiary of this Agreement. It is acknowledged and agreed that the provisions of this Agreement may be enforced by or on behalf of such Persons against the Seller to the same extent as if it were a party hereto. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.12. Nonpetition Covenant. Each of the parties hereto covenants that it will not at any time institute against, or join any Person in instituting against, the Issuer or the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Basic Documents, and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer or the Purchaser.

IN WITNESS WHEREOF, the parties hereby have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CALIFORNIA REPUBLIC BANK

By:
Name:
Title:

CALIFORNIA REPUBLIC FUNDING, LLC

By:
Name:
Title:

2016-1 Receivables Purchase Agreement

EXHIBIT A

ADDRESSES FOR NOTICES

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attn: General Counsel

Tel: 949-270-9700

Fax: 949-270-9799

kshields@crbnk.com

California Republic Funding, LLC

18400 Von Karman, Suite 1100

Irvine, California 92612

Attn: General Counsel

Tel: 949-270-9700

Fax: 949-270-9799

kshields@crbnk.com

A-1